EXHIBIT 99.1






THE TJX COMPANIES INC.                              NEWS RELEASE

PUBLIC INFORMATION:  508-390-2309




CONTACTS:
Steven Wishner                         Sherry Lang
Vice President                         Assistant Vice President
Treasurer                              Investor Relations Director

                                       FOR IMMEDIATE RELEASE
                                       (Monday, December 9, 1996)

THE TJX COMPANIES, INC. CONSUMMATES
CHADWICK'S OF BOSTON SALE



       Framingham, MA -- The TJX Companies, Inc. (NYSE: TJX), the world's largest off-price apparel retailer, today announced the completion of the previously announced sale of the Chadwick's of Boston catalog company to Brylane, L.P.

       Bernard Cammarata, President and Chief Executive Officer of The TJX Companies, Inc. commented, "We wish everyone at Chadwick's continued success as they join with Brylane. This divestiture allows TJX to grow as a Company more focused on our off-price, large store formats."

       The TJX Companies, Inc. is the world's largest off-price apparel retailer, with 596 T.J. Maxx stores, 466 Marshalls stores, 65 Winners Apparel Ltd. off-price family apparel stores in Canada and 23 HomeGoods off-price home fashions stores. TJX is also developing T.K. Maxx, an off-price apparel concept operating 18 stores in the United Kingdom.


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